UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest reported): September 17, 2003

                        Commission file number: 000-16299

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                               ANTS SOFTWARE INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                 13-3054685
    (State or other jurisdiction of         (IRS Employer Identification Number)
     Incorporation or Organization)

 801 Mahler Rd, Suite G, Burlingame, CA                    94010
(Address of principal executive offices)                 (Zip Code)

                                 (650) 692-0240
              (Registrant's Telephone Number, including area code)

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ITEM 5. Other Events -Shareholder Bulletin

September 17, 2003

Dear Shareholders:

I would like to make you aware of progress we have made since my last update in late July.

ANTs Data Server 2.0 - Status
A preliminary version of ANTs Data Server 2.0 is now ready. Four companies have agreed to evaluate it including small, medium and very large enterprises. I expect these first evaluations to last a minimum of 60 days during which time we expect to complete, and post for download, a final version 2.0. Additionally several more companies have indicated they will evaluate the final version once complete. Evaluation is the first step any customer will take before making a purchase decision and as you may know it is not a trivial exercise, as it requires a serious commitment of time and resources. Please note that although we are constrained from releasing specific information about the evaluations, I will keep you posted periodically on general progress.

I want you all to know that the engineering team worked non-stop over these last couple months at reduced salaries and with a very lean staff to prepare ADS 2.0 for evaluation. I personally want to thank them for their dedication and professionalism. It has been inspiring to us all.

Patent Status
Beginning in December 2000, we filed seven patent applications to obtain protection for the intellectual property underlying the ANTs Data Server. Due to a large backlog of applications, the U.S. Patent and Trademark Office (PTO) has just now started to review ours. We were pleased to recently receive notification that the first of our applications will be granted once we pay the issuance fee (which is in process). The other six applications are still pending and we await the PTO's decision on those.

Financial
We recently received financing and commitments for approximately $500,000 from several sources:

     o We received $320,000 from the sale of a convertible promissory note (see September 4th Shareholder Bulletin).

     o We signed a Letter of Intent with Net Soft Systems, Inc. (see August 22nd Shareholder Bulletin) which calls for Net Soft to pay ANTs $400,000 by late November 2003. To date, we have received $100,000.

     o We have received commitments for approximately $100,000 in private placement financing.

These funds should enable us to maintain operations for the next few months while we pursue other sources for a multimillion dollar round of financing to continue operations and ramp our sales and marketing programs.

Thank you for all your support. I will be in touch with updates as we go forward.

Sincerely,

Frank Ruotolo
Chairman and CEO

This letter is not an offer to sell, nor solicitation of offers to buy, securities. This letter contains certain forward-looking statements as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks include but are not limited to the following: there can be no assurance that ANTs software inc. (the "Company") will produce the expected results or that it will result in a commercially viable product; that the Company will secure the necessary current and additional financing, intellectual property and staff to support current and future operations. Further risks are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's most recent form 10-KSB for the fiscal year ended December 31, 2002. The Company undertakes no obligation to revise or publicly release the results of any revision to the forward-looking statements.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    ANTs software inc.

Date: September 17, 2003                      By:   /s/  Francis K. Ruotolo
                                                    ----------------------------
                                                    Francis K. Ruotolo, Chairman
                                                    and Chief Executive Officer